SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 18, 2002

MULTI-COLOR CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Ohio (State or other Jurisdiction of Incorporation)	0-16148 (Commission File Number)	31-1125853 (IRS Employer Identification No.)

425 Walnut Street, Suite 1300, Cincinnati, Ohio (Address of principal executive offices)	45202 (Zip code)

Registrant’s telephone number, including area code 513/381-1480

(Former name or former address, if changed since last report)

Item 5.    Other Events

On November 18, 2002, Multi-Color Corporation (“Company”), through its wholly-owned subsidiary MCC-Dec Tec, LLC, signed a definitive agreement to purchase the North and South American Decorating Technologies Division of Avery Dennison Corporation. A copy of the press release issued by the Company regarding the purchase is filed herewith as Exhibit 99.1.

Exhibits:

Exhibit No.	Description of Exhibit
99.1	Copy of Press Release, dated November 19, 2002, issued by the Company, publicly announcing the actions reported therein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

By:	/s/ Dawn H. Bertsche
Name:	Dawn H. Bertsche
Title:	Vice President-Finance, Chief Financial Officer
Date:	December 2, 2002